Exhibit 4.2

Synchronoss Technologies, Inc.
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 30, 2021

to the Indenture dated as of June 30, 2021

8.375% Senior Notes due 2026

i

Section 6.7.	Trustee Makes No Representation.	17

Section 6.8.	Electronic Means.	18

Section 6.9.	OFAC Certification and Covenants.	18

ii

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 30, 2021, between Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of even date herewith (the “Base Indenture,” together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 201 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 301 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, the Company desires to execute this First Supplemental Indenture, pursuant to Section 201 of the Base Indenture, to establish the form and, pursuant to Section 301 of the Base Indenture, to provide for the issuance of a series of its senior notes designated as its 8.375% Senior Notes due 2026 (the “Notes”), in an initial aggregate principal amount of $125,000,000. The Notes are a series of Securities as referred to in Section 301 of the Base Indenture.

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the Company and all things necessary have been done by the Company to make this First Supplemental Indenture, when executed and delivered by the Company, a valid and binding supplement to the Indenture and agreement of the Company;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with the provisions of the Indenture, the valid and binding obligations of the Company; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution and delivery of this First Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1.

APPLICATION OF FIRST SUPPLEMENTAL INDENTURE

Section 1.1.          Application of First Supplemental Indenture.

Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes, and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

ARTICLE 2.
DEFINITIONS

Section 2.1.          Certain Terms Defined in the Base Indenture.

For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.

Section 2.2.          Definitions.

For the benefit of the Holders of the Notes, the following terms shall have the meanings set forth in this Section 2.2:

“Additional Notes” has the meaning specified in Section 3.2.b) of this First Supplemental Indenture.

“Business Day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in the city of New York are authorized or obligated by law, regulation or executive order to close.

“Depositary” has the meaning specified in Section 3.1.c) of this First Supplemental Indenture.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services under the Indenture, as supplemented by this First Supplemental Indenture.

“Global Notes” means the Notes in the form of Global Securities issued to the Depositary or its nominee, substantially in the form of Exhibit A.

“Initial Notes” has the meaning specified in Section 3.2.b) of this First Supplemental Indenture.

“Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

“OFAC” has the meaning specified in Section 6.9.a) of this First Supplemental Indenture.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

a)         Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

b)        Notes for whose payment or redemption money (or in the case of payment by defeasance under Section 1402 of the Base Indenture, money, U.S. Government Obligations or both) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; and provided further, in the case of payment by defeasance under Section 1402 of the Base Indenture, that all conditions precedent to the application of such Section shall have been satisfied; and

c)         Notes which have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s independent right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Sanctions” has the meaning specified in Section 6.9.a) of this First Supplemental Indenture.

ARTICLE 3.
FORM AND TERMS OF THE NOTES

Section 3.1.          Form and Dating.

a)         The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an Officer of the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $25 and integral multiples of $25 in excess thereof.

b)         The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

c)         Global Notes. The Notes shall be issued initially in the form of fully registered Global Securities, which shall be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the “Depositary”) or its custodian and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company and authenticated by the Trustee.

d)         Book-Entry Provisions. This Section 3.1.d) shall apply only to the Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 3.1.d), authenticate and deliver the Global Notes that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be delivered by the Trustee to the Depositary or its custodian.

e)         Paying Agent. The Company initially appoints the Trustee as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Notes and the Corporate Trust Office of the Trustee is hereby designated as the Place of Payment where the Notes may be presented for payment.

Section 3.2.          Terms of the Notes.

The following terms relating to the Notes are hereby established:

a)         Title. The Notes shall constitute a series of Securities having the title “8.375% Senior Notes due 2026”.

b)         Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (the “Initial Notes”) shall be $125,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture). The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Initial Notes; provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires.

c)         Maturity Date. The entire outstanding principal amount of the Notes shall be payable on June 30, 2026 (the “Maturity Date”).

d)        Interest Rate. The rate at which the Notes shall bear interest shall be 8.375% per annum; the date from which interest shall accrue on the Notes shall be June 30, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be January 31, April 30, July 31 and October 31 of each year and on the Maturity Date, beginning July 31, 2021; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or predecessor Notes) are registered (which shall initially be the Depositary) at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date, and the June 15 immediately preceding the Maturity Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in the City of Chicago; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

e)         Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in United States Dollars.

f)          Sinking Fund. The Notes are not subject to any sinking fund.

g)        Additional Interest. At the Company’s election, the sole remedy with respect to an Event of Default due to a failure to comply with reporting requirements under the Trust Indenture Act or under Section 4.2 below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company chooses to pay such additional interest, the Company must notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first Business Day following the Event of Default.

Section 3.3.          Optional Redemption.

a)        The provisions of Article 11 of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

b)        The Notes shall be redeemable as a whole or in part, at any time and from time to time at the Company’s option (i) on or after June 30, 2022 and prior to June 30, 2023, at a price equal to $25.75 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a price equal to $25.50 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after June 30, 2024 and prior to June 30, 2025, at a price equal to $25.25 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after June 30, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date of redemption. Such notice may be conditioned upon the consummation of a financing the proceeds of which are to be utilized to effect the applicable redemption.

c)          If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of the Depositary or its nominee will be selected by the Depositary in accordance with the Depositary’s applicable procedures.

d)         Unless the Company defaults on the payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

ARTICLE 4.
CERTAIN COVENANTS

The following covenants shall be applicable to the Notes for so long as any of the Notes are Outstanding. Nothing in this Article will, however, affect the Company’s rights or obligations under any other provision of the Base Indenture or this First Supplemental Indenture.

Section 4.1.          Merger, Consolidation or Sale of Assets.

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in one transaction or series of related transactions unless:

a)         the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

b)         the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes Outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

c)          immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

d)         in the case of a merger or consolidation where the Surviving Person is other than the Company or such a sale, transfer, lease, conveyance or disposition, the Company, the Surviving Person or the entity (if other than the Company) to which such sale, transfer, lease, conveyance or disposition is made, shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 4.1 and that all conditions precedent in the Indenture relating to such transaction have been complied with.

Section 4.2.          Reporting.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Securities and Exchange Commission, the Company agrees to furnish to Holders and the Trustee, for the period of time during which the Notes are outstanding, its audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with Generally Accepted Accounting Principles, as applicable.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.2 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.3.          Payment of Taxes.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, except where the failure to do so would not be reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

ARTICLE 5.

 REMEDIES

Section 5.1.          Remedies.

Section 501 of the Base Indenture shall not apply to the Notes. The following provisions shall be applicable to the Notes for so long as any of the Notes are Outstanding:

Section 501. Events of Default.

“Event of Default” wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)               default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)               default in the payment of the principal of any Note when due and payable;

(3)               default in the performance, or breach, of any covenant of the Company in the Indenture with respect to the Notes, and continuance of such default or breach for a period of 60 days after there has been sent to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)               the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(5)               the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

The Trustee shall not be deemed to have notice or be charged with knowledge of an Event of Default hereunder (except for those described in paragraphs (1) and (2) above if the Trustee is then the Paying Agent) unless written notice of such default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

Section 502. Acceleration of Maturity; Rescission and Annulment.

b)          If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 501) with respect to the Notes at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount, together with accrued and unpaid interest, if any, of all of the Notes, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 501 with respect to Notes at the time Outstanding occurs, the principal amount of all of the Outstanding Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Note.

c)          At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)         the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)	all overdue interest on all Notes,

(B)	the principal of (and premium, if any, on) any Note which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Note,

(C)	to the extent that payment of such interest is lawful, interest upon overdue principal (and premium, if any) and overdue interest at the rate or rates prescribed therefor in such Notes, and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)         all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

d)          No such rescission shall affect any subsequent default or impair any right consequent thereon.

e)          Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to the Notes all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Notes entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the preceding sentence, in which event a new record date shall be established pursuant to the provision of this Section 502.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

a)          The Company covenants that if:

(1)        default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

(2)         default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof; or

(3)        default is made in the deposit of any sinking fund payment, when and as due by the terms of a Note;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

b)          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

c)          If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

a)          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                 to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

b)          Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture.

c)          Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

d)          The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

Section 505. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article 5 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under the Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 606 of the Base Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company.

Section 507. Limitation of Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)          such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)          the Holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)          such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee in its sole discretion the costs, expenses and liabilities to be incurred in compliance with such request;

(4)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)          no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

a)          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that,

(1)          such direction shall not be in conflict with any rule of law or with the Indenture, nor subject the Trustee to a risk of personal liability in respect of which the Trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action, and

(2)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

b)          Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) caused by or that might be caused by taking or not taking such action.

c)          Upon receipt by the Trustee of any such direction with respect to Notes all or part of which is represented by a Global Security, the Trustee may establish a record date for determining Holders of Outstanding Notes entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 512.

Section 513. Waiver of Past Defaults.

a)          The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to the Notes and its consequences, except a default:

(1)          in the payment of the principal of (or premium, if any) or interest on any Note which has become due otherwise than by a declaration of acceleration under Section 502 and interest thereon at the rate or rates prescribed therefor in the Notes, or

(2)        in respect of a covenant or provision hereof which under Article 9 of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note.

b)          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

Each party to the Indenture agrees, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

Section 515. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 516. Other.

The reference in Section 1404 of the Base Indenture to Section 501(v) of the Base Indenture shall be deemed to be a reference to Section 501(4) of this Article 5.

ARTICLE 6.
MISCELLANEOUS

Section 6.1.          Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 6.2.          New York Law to Govern.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.3.          Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Base Indenture, this First Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by the Base Indenture, this First Supplemental Indenture, the Notes and any document to be signed in connection with the Base Indenture, this First Supplemental Indenture or the Notes (including the Trustee’s Certificate of Authentication on the Notes, amendments, waivers, consents and other modifications, Officer’s Certificates, Company Requests, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 6.4.          Severability.

If any provision of this First Supplemental Indenture or the Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained therein.

Section 6.5.          Ratification. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 6.6.          Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 6.7.          Trustee Makes No Representation.

The recitals and statements contained herein and in the Notes are made solely by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this First Supplemental Indenture or the Notes. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted to be taken by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this First Supplemental Indenture, except that the standard of care applicable to each agent, custodian and any other Person employed to act hereunder shall be that of gross negligence and willful misconduct.

Section 6.8.          Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture, as supplemented by this First Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 6.9.          OFAC Certification and Covenants.

a)          The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

b)        The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers will use any payments made pursuant to the Indenture, as supplemented by this First Supplemental Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ Jeff Miller
Name: Jeff Miller
Title: Chief Executive Officer

[Signature Page to Synchronoss Technologies, Inc. First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A.,
as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Signature Page to Synchronoss Technologies, Inc. First Supplemental Indenture]

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SYNCHRONOSS TECHNOLOGIES, INC.
8.375% Senior Note due 2026

No.	Principal Amount
CUSIP No. 87157B 301	$[______]

ISIN No. US87157B3015

Synchronoss Technologies, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [________] Dollars (U.S. $[________]) on June 30, 2026 (the “Maturity Date”) and to pay interest thereon from June 30, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 31, April 30, July 31 and October 31 in each year and on the Maturity Date (each an “Interest Payment Date”), beginning July 31, 2021 at the rate of 8.375% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date, and the June 15 immediately preceding the Maturity Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-Business Day, the applicable interest payment will be made on the next Business Day and no additional interest will accrue as a result of such delayed payment.

Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the Corporate Trust Office of the Trustee (as defined in the Indenture), in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

This Note is one of the duly authorized series of Securities of the Company, designated as the Company’s “8.375% Senior Notes due 2026”, initially limited to an aggregate principal amount of $125,000,000 all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of June 30, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (hereinafter referred to as the “Trustee”), as supplemented by the First Supplemental Indenture hereto, dated as of June 30, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

The Company may redeem the Notes as a whole or in part, at any time and from time to time at the Company’s option (i) on or after June 30, 2022 and prior to June 30, 2023, at a price equal to $25.75 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a price equal to $25.50 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after June 30, 2024 and prior to June 30, 2025, at a price equal to $25.25 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after June 30, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 45 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

The Notes are not subject to any sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of and interest on this Note at the times herein and in the Indenture prescribed and to institute suit for the enforcement of any such payment unless the Holder of this Note shall have consented to the impairment of such right.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of any authorized denominations and of a like aggregate principal amount and tenor, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Subject to certain limitations therein set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or for exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature (which may be scanned, photocopied or faxed or otherwise signed electronically (including by DocuSign or Adobe Sign)) of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

SYNCHRONOSS TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Synchronoss Technologies, Inc. Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Name: Title:

[Authentication Certificate to Synchronoss Technologies, Inc. Global Note]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants	UNIF GIFT MIN ACT - . . .Custodian
in common	(Cust) (Minor)
TEN ENT - as tenants by	Under Uniform Gifts to
the entireties	Minor Act
JT TEN - as joint tenants
with right of
survivorship and
not as tenants in
common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Assignee’s legal name)

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address including postal zip code of Assignee)

the within Note of SYNCHRONOSS TECHNOLOGIES, INC. and does hereby irrevocably constitute and appoint attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Your Signature:
(Sign exactly as your name appears on the
face of this Note)

[NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]